Exhibit 16



FUND NAME:     HOMESTATE PENNSYLVANIA GROWTH FUND
               (STANDARDIZED RETURNS)


                                 1 YR        INCEPTION
                                ------       ---------
# YEARS IN PERIOD                 1           3.750685
AVERAGE ANNUAL TOTAL RETURN     32.94%         22.51%
CUMULATIVE TOTAL RETURN         32.94%        114.15%
MAXIMUM SALES LOAD              5.00%          5.00%



ANNUAL
AVERAGE ANNUAL TOTAL RETURN               CUMULATIVE TOTAL RETURN
---------------------------               -----------------------
(ERV/P)1/N         -1  =   T              (ERV/P)          - 1  =  T

(1,329.44/1,000)1  -1  =  T               (1,329.44/1,000)  -1  =  T

               0.3294  =  T                             0.3294  =  T
               32.94%  =  T                             32.94%  =  T




INCEPTION THROUGH 06/30/96
AVERAGE ANNUAL TOTAL RETURN               CUMULATIVE TOTAL RETURN
---------------------------               -----------------------
(ERV/P)1/N                  -1  =  T      (ERV/P)           -1  =  T

(2,141.47/1,000)1/3.750685  -1  =  T      (2,141.47/1,000)  -1  =  T

                        0.2251  =  T                    1.1415  =  T
                        22.51%  =  T                  114.15%   =  T